Exhibit 99.1

FOR IMMEDIATE RELEASE

David Huber Has Transitioned Out of CEO Role,

Will Continue as Chairman of the Board of Broadwing Corporation

Senior Management Team to Manage Operations

During Search for New CEO

Columbia, MD, USA – February 1, 2006 – Broadwing Corporation (NASDAQ: BWNG), today announced that Dr. David Huber has transitioned out of his role as CEO of the Company, but will continue to serve as the Chairman of the Company’s Board of Directors. The Board of Directors has named three executives to a Senior Management Team that will conduct day-to-day operations of the Company pending completion of a search for a new chief executive.

“Over the past couple of years, we engineered a significant transformation of the Company and are now well positioned to make continued advances toward profitability,” said Dr. Huber, the founder of Broadwing Corporation. “The recent consolidation in the industry combined with Broadwing’s emerging market position has provided an excellent opportunity to transition the executive leadership of the Company.”

The Board of Directors is in the process of retaining an executive search firm to seek suitable candidates to fill the position of CEO. The Senior Management Team is comprised of Scott Widham, President of Sales & Marketing, Lynn D. Anderson, Chief Financial Officer, and Kim Larsen, Senior Vice President and General Counsel.

“On behalf of the directors, senior management and all employees of Broadwing Corporation, we wish to thank Dr. Huber for his contributions to the Company,” said Director David Oros. “Dr. Huber is a true industry pioneer whose work culminated in the development and successful deployment of the world’s first commercial, nationwide all-optical telecommunications network.”

In the nearly nine years that he has been CEO since founding the company in 1997, Dr. Huber led the introduction of the world’s first optical networking equipment designed to enable the construction of nationwide, ultra-long haul, all-optical networks. Broadwing owns and operates the world’s first nationwide, ultra-long haul, all-optical network, which has been in continuous commercial operation for over five years. After taking the Company public in 2000 as Corvis Corporation, Dr. Huber led the transformation of Corvis to become an inter-exchange and competitive local exchange carrier serving enterprise and carrier customers with the acquisition of Broadwing Communications’ assets in 2003 and Focal Communications in 2004.

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Broadwing, which changed its name from Corvis in 2004 to reflect its new focus, is one of the few companies in the telecommunication service sector that have been able to maintain and grow revenues, while improving its operating fundamentals in the midst of the challenging sector conditions. Since the asset acquisition in 2003, Broadwing has grown revenue significantly, while at the same time improving gross margins by over ten percent through the third quarter of 2005.

“My reduced role in the Company will allow for a smooth management transition, while enabling me to spend more time with my family and on my other ventures,” said Dr. Huber. “I look forward to working with the new CEO to ensure that Broadwing translates the momentum we have created in the last couple years into continued growth of our market presence and profitability.”

About Broadwing Corporation

Broadwing Corporation (NASDAQ:BWNG), through its consolidated subsidiary Broadwing Communications, LLC (Broadwing) delivers innovative data, voice, and media solutions to enterprises and service providers. Enabled by its one-of-a-kind, all-optical network and award-winning products and services, Broadwing Communications provides communications solutions with unparalleled customer focus and speed. For more information, visit www.broadwing.com.

Broadwing and its logo are trademarks and/or service marks of Broadwing Communications, LLC, and/or Broadwing Corporation. All trademarks and service marks not belonging to Broadwing are the property of their respective owners.

Investor Note Regarding Forward-Looking Statements

Statements in this press release regarding Broadwing Corporation and/or Broadwing Communications, LLC (collectively “Broadwing”), that are not statements of historical fact may include forward-looking statements, and statements regarding Broadwing’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Broadwing’s actual results could differ materially from these statements.

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Media Contacts:	Investor Contacts:

Donovan Dillon	Dawn Benchelt
Vice President, Marketing	Manager, Investor Relations
Phone: (512) 742-3700	Phone: (312) 895-8507
media@broadwing.com	Investorrelations@broadwing.com